Exhibit 99.1

Business Press Contacts:	Investor Relations Contacts:
Penny Bruce	Liz Lemon
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 853-9188	(408) 527-8452
pebruce@cisco.com	lemon@cisco.com

Peggy Ballard	Tom Robey
Scientific-Atlanta, Inc.	Scientific-Atlanta, Inc.
(770) 236-7871	(770) 236-4608
peggy.ballard@sciatl.com	tom.robey@sciatl.com

Trade Press Contacts:	Industry Analyst Relations Contacts:
Robert Barlow	Skip MacAskill
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 527-5018	(408) 525-1583
rbarlow@cisco.com	smacaski@cisco.com

Sara Stutzenstein	Sara Stutzenstein
Scientific-Atlanta, Inc.	Scientific-Atlanta, Inc.
(770) 236-2181	(770) 236-2181
sara.stutzenstein@sciatl.com	sara.stutzenstein@sciatl.com

Cisco Systems, Inc. Announces Agreement to Acquire Scientific-Atlanta, Inc.

Acquisition Completes Cisco’s End-to-End Triple Play Solution for Networks and the Home

SAN JOSE, Calif., and LAWRENCEVILLE, GA, November 18, 2005 –– Cisco Systems, Inc., (NASDAQ: CSCO) and Scientific-Atlanta, Inc., (NYSE: SFA) today announced a definitive agreement for Cisco to acquire Scientific-Atlanta. Scientific-Atlanta is a leading global provider of set-top boxes, end-to-end video distribution networks and video system integration. The combined entity creates a world class, end-to-end triple play solution for carrier networks and the digital home. In addition, upon closure, the market opportunities represented by this acquisition will become part of Cisco’s Advanced Technology portfolio.

Under the terms of the agreement, Cisco will pay $43 per share in cash in exchange for each share of Scientific-Atlanta, and assume outstanding options, for an aggregate purchase price of approximately $6.9 billion, or approximately $5.3 billion net of Scientific-Atlanta’s existing cash balance. The transaction will be accounted for in accordance with generally accepted accounting principles, and the acquisition of Scientific-Atlanta is expected to close in the third quarter of Cisco’s fiscal year 2006. Cisco anticipates this transaction will be neutral to its FY2006 earnings, slightly accretive to its non-GAAP (pro forma) FY2007 earnings, and will be financed with a combination of cash and debt. The acquisition has been approved by the board of directors of each company and is subject to various standard closing conditions, including approval under Hart Scott Rodino and similar laws outside the U.S. and by the shareholders of Scientific-Atlanta.

“Video is emerging as the key strategic application in the service provider triple play bundle of consumer entertainment, communication and online services,” said John Chambers, president and chief executive officer of Cisco Systems. “The combination of Cisco and Scientific-Atlanta brings unmatched experience and innovation in delivering large scale video systems and networks, and the addition of Scientific-Atlanta further extends Cisco’s commitment to and leadership in the service provider market. Moreover, Cisco’s international presence and IP leadership will also create strategic synergies that accelerate the combined growth opportunity.”

Chambers continued, “As consumers demand more sophisticated information and entertainment services in their home, tightly coupled applications, devices and networks will be essential. The collective strength of Linksys and Scientific-Atlanta will extend Cisco’s leadership position across the entire networked digital home.”

“We believe that this combination of Cisco and Scientific-Atlanta will benefit our shareholders, our customers and our employees,” said Jim McDonald, chairman, chief executive officer and president of Scientific-Atlanta. “The combined strengths and resources of our two companies will position us to address more quickly the growing number of opportunities in the markets we serve and enable us to create new products and services that might not have existed otherwise.”

Scientific-Atlanta has platforms and technologies that enable scaling to millions of subscribers quickly and easily. This, along with the Cisco IP Next Generation Network architecture, will offer providers an open platform for service differentiation, allowing them to move beyond video/IPTV to develop and deliver a variety of integrated media services in the connected home.

Following the close of the transaction, Scientific-Atlanta will become a division of the Routing and Service Provider Technology Group under the leadership of Cisco Senior Vice President Mike Volpi. Jim McDonald will report directly to Mr. Volpi.

Prior to the close, Cisco and Scientific-Atlanta will operate as separate businesses and will continue to work with their existing partners. Following the close of the transaction, Cisco is committed to retaining the relationships and go-to-market strategies that both companies have developed.

Scientific-Atlanta was founded in 1951 and held its Initial Public Offering (IPO) on July 29, 1959. The company has more than 7500 employees. For FY2005, which ended July 1, 2005, Scientific-Atlanta reported revenues of $1.91 billion.

Editor’s Note:

•	A conference call with CEOs John Chambers and Jim McDonald to discuss Cisco’s acquisition of Scientific-Atlanta will be held at 8:30 a.m. Eastern Time on Friday, November 18, 2005. The dial-in number is 888-946-6308 (United States); 212-547-0242 (international); corresponding slides and a webcast will be available at http://newsroom.cisco.com/webcast/05322_1.html

•	A replay of the Cisco/Scientific-Atlanta CEO conference call will be available from 11:00 a.m. Eastern Time on November 18, 2005 until 8:00 p.m. Eastern Time on November 23, 2005 at 800-841-4034 (United States); 203-369-3360 (international).

•	A conference call detailing Cisco’s and Scientific-Atlanta’s business and technological synergies with Mike Volpi, senior vice president, routing and service provider technology group at Cisco, and Michael Harney, corporate senior vice president and president, subscriber networks at Scientific-Atlanta, will be held at 11:00 a.m. Eastern Time on Friday, November 18, 2005. The dial-in number is 888-469-1386 (United States); 212-547-0420 (international), and a webcast will be available at http://newsroom.cisco.com/webcast/05322_2.html

•	A replay of the Volpi/Harney conference call will be available from 1:30 p.m. Eastern Time on November 18, 2005 until 8:00 p.m. Eastern Time on November 23, 2005 at 888-568-0125 (United States); 203-369-3460 (international).

•	Additional information regarding the acquisition will be available at http://newsroom.cisco.com.

About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. Information on Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

About Scientific-Atlanta

Scientific-Atlanta is a leading supplier of digital content distribution systems, transmission networks for broadband access to the home, digital interactive set-tops and subscriber systems designed for video, high-speed Internet and voice over IP (VoIP) networks, and worldwide customer service and support.

# # #

Cisco, Cisco Systems, Linksys and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Scientific-Atlanta and the Scientific-Atlanta logo are registered trademarks of Scientific-Atlanta, Inc.

Forward-Looking Statements

This press release contains forward-looking statements which are subject to safe harbors created under the U.S. federal securities laws. These statements include, among others, statements regarding the expected financial performance of Cisco (including earnings projections) following completion of the acquisition, Cisco’s ability to achieve the expected synergies and other strategic benefits as a result of the acquisition, the strengthening of Cisco’s leadership position across the entire networked digital home as a result of the acquisition, and the timeframe during which the acquisition is expected to close. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining Scientific-Atlanta’s shareholder and regulatory approval of the acquisition, the potential impact on the business of Scientific-Atlanta due to uncertainty about the acquisition, the retention of employees of Scientific-Atlanta and the ability of Cisco to successfully integrate Scientific-Atlanta’s market opportunities, technology, personnel and operations and to achieve planned synergies. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent Form 10-K filed with the SEC on September 19, 2005 and of Cisco’s subsequently filed Forms 10-Q. The parties undertake no obligation to revise or update any forward-looking statements for any reason.

“Forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, may be included in this news release. A variety of factors could cause Scientific-Atlanta’s actual results to differ from the anticipated results expressed in such forward-looking statements. Investors are referred to Scientific-Atlanta’s Cautionary Statements (Exhibit 99.1 to the company’s most recent Form 10-Q), which statements are incorporated into this news release by reference.

Additional Information and Where to Find It

Scientific-Atlanta has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the shareholders of Scientific-Atlanta. Scientific-Atlanta’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Scientific-Atlanta. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Scientific-Atlanta by going to Scientific-Atlanta’s Investor Relations page on its corporate website at www.scientificatlanta.com.

Scientific-Atlanta and its officers and directors may be deemed to be participants in the solicitation of proxies from Scientific-Atlanta’s shareholders with respect to the acquisition. Information about Scientific-Atlanta executive officers and directors and their ownership of Scientific-Atlanta common stock is set forth in the proxy statement for the Scientific-Atlanta 2005 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Scientific-Atlanta and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Scientific-Atlanta’s shareholders in favor of the approval of the acquisition. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on September 26, 2005, and annual report on Form 10-K filed with the SEC on September 19, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors.